UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2020 (November 4, 2020)

AMERITRUST CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53371	98-0465540
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1712 Pioneer Avenue, Suite 500 Cheyenne, Wyoming 82001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (475) 217 6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2020, Anthony Lombardo, a member of the Board of Directors of Ameritrust Corporation (the “Company”), notified the Company of his intention to retire from the Company’s Board of Directors for personal reasons, effective immediately. Mr. Lombardo did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices. Effective upon Mr. Lombardo’s resignation as a director, the size of the Company’s Board of Directors will be reduced from two to one director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERITRUST CORPORATION
(Name of Registrant)

Date: November 5, 2020	By:	/s/ Seong Y. Lee
	Name:	Seong Y. Lee
	Title:	Chief Executive Officer